UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2022

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (844) 472-9679

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, following a April 13, 2020 press release and related disclosures (related to COVID-19 rapid test kits), the Securities and Exchange Commission (“SEC”) made an inquiry regarding the disclosures we made in relation to the transaction involving COVID-19 test kits. As a result of that inquiry, on May 31, 2021, the SEC announced that it charged SCWorx Corp. and its former Chief Executive Officer and Chairman of the Board, Marc S. Schessel, with making false and misleading statements about SCWorx’s plans to distribute COVID-19 rapid test kits in April 2020.

Without admitting or denying the allegations, SCWorx has agreed to a settlement, which has been approved by the court on June 2, 2021, that includes permanent injunctions, the payment of a $125,000 penalty, and disgorgement of $471,000 with prejudgment interest of $32,761.56. SCWorx is expected to satisfy its obligation to pay the disgorgement and prejudgment interest by contributing stock, valued at $600,000 at the time of issuance, to harmed investors in a private class action settlement in Yannes v. SCWorx Corp., et al., 1:20-cv-03349 (S.D.N.Y.), and in such event, would not be required to otherwise pay in cash.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated June 6, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

Dated: June 8, 2022	By:	/s/ Timothy A. Hannibal
Timothy A. Hannibal
President and Chief Executive Officer

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